UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 11, 2006

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CELL POWER TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

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Florida	000-50062	59-1082273
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9412 Oakmore Rd
Los Angeles, CA 90035
(310) 559-6126

(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

Item 2.01

Completion of Acquisition or Disposition of Assets

On March 17, 2006, Cell Power Technologies, Inc., a Florida corporation (“Cell Power”) entered in an Agreement and Plan of Merger (the “Merger Agreement”) by and among Cell Power, Portagy Corp., a privately held Delaware corporation (“Portagy”) and Portagy Acquisition Corp., a newly formed wholly-owned Florida subsidiary of Cell Power (“PAC”). On August 11, 2006, Cell Power, Portagy and PAC closed the merger transaction contemplated under the Merger Agreement (the “Merger”). As a result, Portagy became a wholly-owned subsidiary of Cell Power.

The Merger was approved by the unanimous consent of Portagy’s stockholders.

Under the Merger Agreement:

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Each share of Portagy common stock and preferred stock issued and outstanding immediately prior to the closing of the Merger was exchanged into approximately 2.445 shares of Cell Power common stock.

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At closing Cell Power issued 16,051,413 shares of its common stock to the former stockholders of Portagy, representing approximately 69% of Cell Power’s outstanding stock.

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There are now 23,277,673 shares of Cell Power common stock issued and outstanding.

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Using the same 2.445 exchange ratio, Cell Power issued Portagy warrant holders 8,068,496 Cell Power warrants exercisable at $0.04 per share, 100,000 Cell Power warrants exercisable at $0.27 per share and 5,878,985 Cell Power warrants exercisable at $0.31 per share in the Merger.

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Cell Power issued $275,000 6% convertible notes convertible into Cell Power common stock at a 50% discount to the closing price on the last trading day prior to conversion.  These notes were issued to investors, including Mr. James Davidson, a Portagy director who became one of our directors. These notes replaced similar Portagy notes.

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The following Portagy promissory notes will remain as Portagy promissory notes after the merger:

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$204,000 demand notes held by investors, including Mr. Davidson and

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$70,000 of secured notes due upon the earlier of (i) funding of a letter of credit for the purchase of Portagy  inventory  or (ii) August 11, 2006.

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Mr. Jacob Herskovits, the former President, Treasurer and Secretary of Cell Power, canceled 1,500,000 shares of Cell Power common stock held by him.

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Upon closing of the Merger:

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Portagy’s Chief Executive Officer, Mr. Charles Wiesel, was appointed Chief Executive Officer, Secretary and Treasurer of Cell Power.

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Mr. James Davidson was appointed a Cell Power director;

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Mr. Michael O’Donnell shall become a director of Cell Power when Cell Power complies with Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 thereunder.

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Both Messrs. James Davidson and Michael O’Donnell are directors of Portagy.

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Mr. Herskovits remains as a Cell Power director.

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The lock-up agreement required by the Merger Agreement shall be in full force and effect.

Changes Resulting from the Merger

Cell Power intends to carry on Portagy’s line of business. See “Description of Business” below. Cell Power is inactive and has generated no revenue during its current fiscal year which began on November 1, 2005.

The Merger is being accounted for as a “reverse merger,” since the stockholders of Portagy now own a majority of the outstanding shares of Cell Power common stock. Portagy is deemed to be the acquiror in the reverse merger. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Merger will be those of Portagy and will be recorded at the historical cost basis of Portagy, and the consolidated financial statements after completion of the Merger will include the assets and liabilities of Cell Power and Portagy, the operations of Portagy and the operations of Cell Power from the closing date of the Merger. Except as described in the previous paragraphs, no arrangements or understandings exist among present or former controlling shareholders with respect to the election of members of the Cell Power’s board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of the Cell Power. Further, as a result of the issuance of the shares of Cell Power’s common stock pursuant to the Merger, a change in control of the Company occurred on the date of the consummation of the Merger.

In connection with the closing of the Merger, as described above, Mr. James Davidson was appointed to our board of directors. In addition, we will appoint Mr. Michael J. O’Donnell to our board of directors. Such appointment is subject to the conclusion of a 10-day period that will follow the date on which information meeting the requirement of Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 thereunder is mailed to our shareholders of record. This current report contains the required information and will be mailed to all shareholders of record on or about August 17, 2006. The 10-day period is expected to conclude on or about August 27, 2006. Effective upon the closing of the Merger, Mr. Jacob Herskovits, our former Chief Executive Officer, Treasurer and Secretary resigned his position and Mr. Charles Wiesel was also appointed as our new Chief Executive Officer, Treasurer and Secretary. Mr. Herskovits remains as a Cell Power director.

DESCRIPTION OF BUSINESS

All references to “we,” “our,” and “us” for periods prior to the closing of the Merger refer to Portagy, and all references to “we,” “our,” and “us” for periods after the closing of the Merger refer to Cell Power and its subsidiaries, including Portagy.

Overview

Portagy was incorporated in February 2005 for the purpose of selling and marketing portable energy products for cell phones, personal digital assistants including BlackBerry and other handheld devices and laptop computers. As described below under “ Portagy’s Agreement with AES” we terminated this business model and no longer have any interest in selling and marketing these products.

In late 2005, our management entered into an Exclusive Supply and Distribution Agreement (the “AES Agreement”) with Automotive Energy Systems, LLC (“AES”) through which we obtain exclusive supply and distribution rights to two small products that can be stored in a glove box and in about 10 minutes charge dead batteries of automobiles, one of which is for a one-time use and the other of which is rechargeable. Based upon our experience, we are eliminating the one-time or disposable battery charger in cases where a battery is not fully dead and can accept a recharge. More recently, we entered into an amendment to the AES Agreement. Currently, we are engaged in the sale and marketing of this battery-charging product. We recently concluded our first sale of this product under the name Porta-Jump. The sale was for the Russian market. Because our current management felt that the name Porta-Jump was not appropriate, we elected to distribute our initial inventory manufactured under the name Porta-Jump overseas. We are currently engaged in discussions with several different potential distributors to distribute our current products in the United States and elsewhere under the name Jump-It. Depending upon the results of our continuing discussions with AES, which discussions relate to pricing and our attempt to reduce the purchase price through AES (which is not the manufacturer), we will be in a better position to determine if we can distribute our products through a well-known distributor that will provide all of the marketing and distribute our products to big box and other stores, including automotive stores in the United States and internationally, and also produce an infomercial to be shown on television. If we are unable to successfully conclude our negotiations with AES and are required to pay it a higher price, we will use alternative methods of marketing using third-party distributors. In this case, we will be required to provide not only logistic support but also marketing support. See “Portagy’s Agreement with AES.”

Industry Overview

According to BCC Research, the worldwide battery control technology business, which is aimed at increasing battery life, is surging. BCC Research reported that battery chargers and power converters currently represent the largest of the three battery control technology market sectors, with 2003 sales of about $1.4 billion. BCC expects that by 2009, wholesale sales of battery chargers are expected to exceed $1.8 billion and that the overall U.S. wholesale market for battery control technology should grow to more than $4.2 billion by 2009.

Frost & Sullivan, in their report on the U.S. battery charger market, defines automotive chargers as those that charge batteries for vehicles. They state that automotive batteries are available in the range of 6, 12, and 24 volts, with the amperage ranging from 10 to 50 milliampere. The amperage determines the charging time for the battery, thus the higher the amperage, the faster the battery can be charged. According to Frost & Sullivan, the four different types of chargers available are trickle, medium, fast and rapid chargers. Our product is considered a trickle charger.

According to BCC Research, the U.S. automotive and automotive battery markets help define the market target for automotive battery chargers. The automotive battery market is one of the best documented. The Department of Commerce, Bureau of Census and Battery Council International all release detailed figures for unit shipments, often updated monthly. Automotive sales data is also routinely available. Because of differences in reporting protocols, these figures are not always interchangeable.

According to BCC Research, the two main markets for battery chargers, including automotive battery chargers, are the original equipment manufacturers (“OEMs”) and the aftermarket. In traditional markets, such as the automotive market, chargers are mainly sold in the aftermarket, either directly or indirectly to end users or through third-party distributors.

BCC Research reported that the first, smaller OEM segment is directly related to wholesale domestic auto sales but that the second aftermarket segment depends on real battery life, the lifetime of the automobile, and less importantly, the tendency to upgrade an automobile’s existing battery. BCC Research found that during the 1980s, many consumers continued to operate their automobiles much longer than during the 1970s and that since automotive non-maintenance free batteries have a limited life span (one to three years), this encouraged aftermarket sales, as well as battery charger sales. BCC Research also found that population shifts to warmer climates increased unit sales (because hotter batteries are more subject to irrecoverable, catastrophic failure), but batteries sold are lower performance (because cold weather ignition required stronger batteries). On the other hand, BCC Research reported that there is a greater demand for battery chargers in colder climates (where batteries are more likely to accidentally discharge without actual battery failure).

According to BCC Research, today’s automobiles incorporate a wide variety of optional electric equipment. Radios, interior lights, climate control, electrical defrosters, and clocks are considered standard equipment by more affluent buyers. There are hundreds of possible options in a state-of-the-art vehicle. A recent auto show prototype featured a television, pre-recorded diagnostic messages, a complex security system, and electrically adjustable seats. The development of anti-collision sonar is considered a priority by Department of Transportation planners. BCC Research found that these additions tax existing automotive batteries, especially when used with the engine off and thereby increase the demand for battery chargers.

Our Strategy

Our strategy is to successfully conclude our discussions with AES and attempt to finalize a relationship with a major distributor with a proven track record of distributing consumer products both in big box stores. Otherwise, we will have to resort to soliciting independent distributors and relying upon their efforts. Regardless of the outcome of our discussions with this major distributor, we will be required to spend substantial sums in marketing support and advertising budgets in order to support the sale of our product line once the distributors are able to find retail outlets. In addition to our initial product, we have had discussions with AES about creating additional rechargeable models for boats and motorcycles.

In addition to our rechargeable battery product line, we intend to seek other consumer products which we can distribute in the United States and internationally. Presently, we have not had any meaningful discussions with regard to the distribution of other products.

Our Product Line

Our rechargeable battery charger is designed to permit a person to plug the charger into the cigarette lighter of his car or truck and start the vehicle in about 10 minutes. The rechargeable product uses alkaline batteries which have approximately a six-year shelf life. Our products are designed to retail at between $29 and $39 depending upon whether they are being sold in normal retail outlets, including automotive stores or in large big box outlets such as Wal-Mart, K-Mart, Target, Costco and Sam’s Club, where expect that they would be priced at a lower amount per unit. The rechargeable unit may be used up to seven times and essentially recharges itself as the car is driven much like a dead cell phone which is plugged into the same receptacle. We believe that these products are unique because of the short time frame in which to recharge the battery to permit it to start. There are current models that use what is known as a trickle charge that take much longer to charge and are difficult to find in retail stores. These trickle charge products also are priced much higher, ranging from $39 to $79 per unit.

Our battery units are small, approximately 3” x 3” x 2” and weigh just under one and a half pounds. They may be stored in a glove compartment or center console of a vehicle. Unlike lithium ion batteries, which are commonly used in cell phones and need to be recharged probably on a weekly basis, the alkaline batteries used in our devices have an approximate six-year shelf life.

The advantage of our products is they permit a person to rapidly (within 10 minutes) charge a dead battery and permit it to start and eliminate the typically long wait period for the Automobile Association of America (“AAA”) or service vehicles offered under most new car warranties by manufacturers. The user may also remain in his car in a bad neighborhood as the battery is charged.

Portagy’s Agreement with AES

On December 13, 2005, we entered into the AES Agreement which we amended on April 10, 2006 (the “AES Amendment”). Under the AES Agreement we received exclusive distribution rights to the AES battery-charging product line, including any new or updated versions. Our exclusive rights are for North America, including the United States, Canada and Mexico, except for pre-existing agreements with Kia Motors of Korea, Jiffy Lube and AAA Automobile Service Companies; the European Union; and elsewhere in the world, except Singapore, Korea, Japan, Thailand, China, Malaysia and Indian Asia and Taiwan. In order to maintain our exclusivity, we were required within 120 days to place orders to purchase 500,000 units during the year with increasing amounts over a five-year period. Additionally, we were required to place orders involving certain minimum purchase amounts which increased over the five-year period. As additional consideration, we were required to pay AES $400,000, including $200,000 promptly after receipt of the first shipment. We paid it the initial $200,000 and the AES Amendment eliminated a requirement to pay the additional $200,000, except from product sales.

The AES Agreement set initial prices for the products. As described above, we are currently engaged in discussions with AES to lower these prices. These initial prices are subject to increase by AES, except AES agreed that it will offer prices to us at least as low as it offers to others elsewhere in the world.

The AES Agreement is for a five-year term and will automatically renew for one-year periods unless either party gives prior written notice to the other.

Under the AES Agreement, we are required to use commercially reasonable efforts to advertise and market the products in the territories we have exclusive rights at our sole expense. However, AES agreed to provide us at no cost the same promotional materials it generally makes available to its resellers and distributors in camera-ready or electronic format.

As a result of our inability to pay AES the full $400,000, we entered into the AES Amendment on April 10, 2006. The AES Amendment required us to order a minimum of 10,000 units, which we did. Additionally, the $200,000 we owe AES was changed so that we were required to pay it $2.00 from the sales proceeds of each unit within 15 days of the date of receipt of payment. Finally, the AES Amendment eliminated the minimum dollars of purchases.

In addition to the $200,000 that we paid as a fee for the exclusive distribution rights, from April 2006 through May 2006 we have also paid AES $166,250 for the initial inventory. This inventory was manufactured by a third party in China on behalf of AES as our agent. The inventory has been maintained by the factory pending delivery instructions from us. Because we elected not to market the product under Porta-Jump, we have sold some of our initial order of inventory to an Austrian company for delivery to consumers in Russia. The purchase order was for rechargeable units. We continue to retain additional rechargeable units plus the initial inventory of disposable units. The initial manufacturing run was of equal amounts of rechargeable and disposable units. Our current management believes that our former management made a mistake and that it will be very difficult to market the disposable units. Accordingly, we intend to spend $31,250 to convert the disposable units to rechargeable units under the Porta-Jump name.

Our initial order for delivery in Russia is in the process of being delivered from China. We factored a $90,000 purchase order and received $64,000 in July 2006. The transaction was structured as a loan to us, and we agreed to pay the notes we issued to two persons upon the earlier of issuance of an irrevocable letter of credit from the purchaser’s bank or within 30 days (August 11, 2006). We may obtain an additional 30-day extension by paying the two lenders an additional $6,000. Furthermore, Portagy issued warrants to each of the lenders which converted to a total of 100,000 of our warrants exercisable over a three year period at $0.27 per share. Very recently, the European distributor orally advised us that it was going to place a larger purchase order.

Our Agreement with Bavli

Bavli Group International, Inc. (“Bavli”) is a Delaware corporation based in Los Angeles, California. The principal shareholder of Bavli is our Chief Executive Officer, Mr. Charles Wiesel. Portagy initially entered into an Exclusive Licensing Agreement with Bavli on December 16, 2005 (the “Bavli Agreement”). At that time, Mr. Wiesel was not employed by an officer of Portagy or of us. Bavli is a marketing company with experience in selling consumer products internationally and in the United States. Portagy entered into the Bavli Agreement granting it the right to market and sell our portable energy products. Effective April 1, 2006, when Mr. Wiesel was

Portagy’s Chief Executive Officer, Portagy entered into an amendment with Bavli (the “Bavli Amendment”). A main change of the amendment was to change the territory from a select group of companies overseas to all territories which Portagy licenses from AES. Portagy and Bavli also changed the compensation from a 50% split of net profits on sales by Bavli to payment of a 2% of net sales during the first two years and 2% during the last four years but only on specified customers.

In connection with the Bavli Agreement, Portagy issued 200,000 shares of its common and 400,000 warrants to Bavli which, following the Merger, converted to 489,000 shares of our common stock and 978,000 of our warrants exercisable at $0.31. In connection with the Bavli Amendment, Portagy issued Bavli 1,400,000 warrants exercisable at $0.75 per share, which, following the Merger, converted to 3,423,000 of our warrants exercisable at $0.31 per share. Of these warrants issued by us 3,423,000 have cashless exercise provisions. The Bavli Amendment was primarily entered into to limit the impact of the conflict of interest because Mr. Charles Wiesel, our Chief Executive Officer, is President of Bavli. Mr. Wiesel was elected our Chief Executive Officer in April 2005 prior to execution of the Bavli Amendment.

Portagy’s Agreement with Zibo

As of July 20, 2005, Portagy entered into a Purchase Agreement with ZAP, a California corporation, and Zibo Enterprises Co., Ltd., a Chinese company (“Zibo”). This agreement (the “Zibo Purchase Agreement”) and all of the other agreements described under this section of this Form 8-K are no longer valid. As a result of the events described below, on May 31, 2006, Portagy’s board of directors cancelled its common stock issued to ZAP and Zibo. Under the Zibo Purchase Agreement, Portagy initially agreed to issue ZAP 12,000,000 shares of Portagy’s common stock and issued Zibo 2,200,000 shares of Portagy’s common stock. In exchange, ZAP sold to Portagy ZAP’s right in certain Portagy energy products manufactured by or on behalf of Zibo and Zibo sold Portagy a 50% interest in Zibo’s  intellectual property in such products. These consisted of batteries which could operate a variety of cellular telephones, personal digital assistants and other related electronic equipment. Additionally, the Zibo Purchase Agreement transferred to Portagy equity and options to purchase equity in Zibo. Two amendments to the Zibo Purchase Agreement were executed, both dated as of July 20, 2005. Under the original Zibo Purchase Agreement, Portagy was required to submit a purchase order to Zibo of $1.6 million, one of the amendments extended the period of time to do so. The other amendment reduced the number of shares issuable by Portagy to 3,000,000 shares of Portagy common stock to ZAP and 2,000,000 shares to Zibo instead of the greater amounts set forth in the Zibo Purchase Agreement. Zibo and Portagy also entered into an Exclusive Manufacturing and Supply Agreement (the “Manufacturing Agreement”) which was undated and gave Zibo the exclusive right to manufacture Zibo’s portable energy products on behalf of Portagy. The Manufacturing Agreement required Portagy to submit a purchase order for $1.6 million of products by July 1, 2005 and contained further minimum purchase requirements. Under the terms of these agreements, as amended, Portagy paid Zibo $160,478, although Zibo never manufactured any products which were suitable for distribution to consumers.

As a result of difficulties that arose between Portagy and Zibo, effective December 24, 2005, Zibo and Portagy entered into an Exclusive Distribution Agreement (the “Zibo Distribution Agreement”). Under the Zibo Distribution Agreement, Zibo forfeited 1,000,000 shares of Portagy’s common stock and Portagy cancelled the equity interest it owned in Zibo. Additionally, Portagy’s ownership in the Zibo intellectual property was cancelled and the Zibo Manufacturing Agreement and other related documents, including the Zibo Purchase Agreement and amendments, were cancelled. The Zibo Distribution Agreement contained certain provisions granting Portagy rights to distribute Zibo’s products and requiring Portagy to place certain minimum purchase orders.

Zibo immediately took actions contrary to those of Portagy. At a consumer electronics show in the United States in early January 2006, it offered to employ Portagy’s then President and Vice President offering them higher compensation and hire at a greater equity ownership in Zibo. As a result of this improper conduct, Portagy by letter dated January 11, 2006, terminated the Zibo Distribution Agreement and demanded the return of its initial deposit of $150,000 less $41,500 paid to Zibo to produce molds. Zibo did not return any funds and ceased communications with Portagy.

Competition

We believe our primary competition will come from roadside automobile assistance services and traditional automotive battery charger companies.

When a car battery dies, the driver will often call upon a roadside assistance service from the Automobile Association of America (“AAA”) or vehicle manufacturer (for cars and trucks under warranty) for help. Such assistance can often take an hour or more to arrive. This can be especially troublesome if an automobile battery has died late at night or in unsafe area. With our product the driver not only can remain safely inside of their car but the battery will be recharged in about 10 minutes. This represents a significant competitive advantage.

Most traditional automotive chargers are large and bulky, cost significantly more than the proposed price of our product and cannot be used to charge the vehicle from inside the car. In addition, those products which are small enough to be used from inside the car are usually only one-time use products. Our product is small enough to fit inside a car’s glove compartment, can recharge a battery through the vehicle’s cigarette lighter while the driver remains in the comfort and security of his or her automobile and can be used multiple times.

According to BCC Research, most automotive battery charger companies specialize in high voltage (auto/traction/industrial) battery chargers, and develop customized marketing and promotion plans to match the automotive customer. BCC Research reports that in many cases, these companies concentrate on manufacturing the battery chargers and market them through commercial or retail distributors and that nearly half of automotive battery chargers are distributed through specialty outlets, especially auto parts stores. Cell Power will be using many of the same distribution channels. We are also considering producing an infomercial to be shown on television to showcase our product.

While we believe we our battery charger with its cost, size, speed and rechargeable future is a competitive advantage, we also face certain significant disadvantages. A company such as AAA is virtually a household name. Once someone has joined such a roadside assistance service, there is usually no additional fee each time someone requires a jump start or a tow. Also, car and truck manufacturers include towing service for free as part of their warranty coverage. Finally, as we currently have very little working capital, we will be competing against other companies that have significantly more working capital in addition to many more personnel and marketing capability.

We will be competing against numerous other companies that produce battery chargers of which, according to BCC Research, Exide, Inc. and Hobart Battery Charges are the largest with over $20,000,000 in annual battery charger related sales.

Seasonality

Because we are a new business, it is not yet clear whether we will be subject to any sort of seasonality. We expect that our business will generally show an increase in sales during the fourth and first quarters. During the fourth quarter we expect business to increase due to holiday purchases. In addition, since automotive battery charger sales are higher in colder climates, we also expect sales to increase during the fourth and first quarter due to colder seasonal temperatures.

Employees

We and Portagy have one employee, Mr. Charles Wiesel, who acts as our President and Chief Executive Officer of Portagy. He also holds the positions of Secretary and Treasurer of each company.

Additionally, we have entered into a Services Agreement in April 2006 with a company provided by the managing member of AES. Under this Services Agreement, the company will provide Portagy logistic distribution services and packaging services over a two-year period at a fee of $10,000 per month. Additionally, Portagy issued to the service provider 229,500 Portagy warrants exercisable at $0.75 per share which converted to 561,127 shares of our common stock exercisable at $0.31 per share over a three-year period. Portagy also agreed to pay the service company a commission of 3% of net sales which they obtain on behalf of Portagy during the term. This agreement is terminable by either party on 90 days’ written notice.

In October 2003, we entered into a Consulting Agreement with Superior Associates (“Superior”), which has provided a variety of services to us including providing an office and administrative services. The total fees incurred for services under this agreement were $420,000 (including $35,000 prepaid in 2003 and $385,000 paid in 2004) for the year ended October 31, 2004 and $245,000 for the year ended October 31, 2005. The Consulting Agreement provides for monthly fees of $35,000 for a five-year period. All fees since November 1, 2005 have been waived.  As required by the Merger Agreement, in July 2006 we entered into an amendment of the Consulting Agreement with Superior waiving fees which accrued since January 2006 and suspending the obligation to pay any further fees until we receive financing in excess of $1,250,000 in which case we shall resume paying monthly fees of $6,250. The office and administrative services are no longer being provided.

Our Existing Business

Except for the business of Portagy, we are inactive. Excluding the business of Portagy, we have certain rights to revenue received from a product called Cellboost which is a patented disposable power source which attaches to the charger port of a cell phone and delivers up to 60 minutes of additional talk time. These rights relate to sales of Cellboost by E&S International Enterprises, Inc. (“E&S”) in North and Central America, including Mexico, the Caribbean and Israel and sales in those territories. The royalty rates vary on whether the sales are directly made by E&S or distributors. For further information, please see the section of this Form 8-K entitled, “Legal Proceedings.” Because of the dispute referred to under “Legal Proceedings,” we have had no revenue from Cellboost in our fiscal year which began November 1, 2005.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF PLAN OF OPERATION

Certain statements in “Management’s Discussion and Analysis or Plan of Operation” are forward-looking statements that involve risks and uncertainties. Words such as “may,” “will,” “should,” “would,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions identify such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. We assume no obligation to update these forward-looking statements to reflect actual results or changes in factors or assumptions affecting forward-looking statements. We have included Risk Factors relating to an investment in us at the conclusion of this Item 2.

Overview

The financial statements contained in this Form 8-K consists of the financial statements of Portagy since its inception, and our pro forma financial statements for the year ended December 31, 2005 and the three months ended March 31, 2006 reflecting what our financial statements would have been if we had owned Portagy from the date of its incorporation in February 2005. During the periods presented, Portagy had no revenue and incurred substantial losses. Portagy generated its initial revenue in July 2006 and is continuing to negotiate with AES and potential distributors with regard to additional future revenue. Until these negotiations are consummated, investors should not expect Portagy or us to generate any additional revenue.

Critical Accounting Estimates

We have selected our more subjective accounting estimation processes for the purpose of explaining the methodology used in calculating the estimates, in addition to the inherent uncertainties pertaining to the estimate and the possible effects on our financial condition. These estimates involve certain assumptions that if incorrect could create a material adverse impact on our results of operations and financial condition.

Revenue Recognition

The discussion below consists of Portagy’s financial results, except where we specifically refer to our lack of liquidity and debt.

Revenue from sales of equipment is generally recognized when products are delivered to and accepted by the customer, economic risk of loss has passed to the customer, the price is fixed or determinable, collection is probable and any future obligations are insignificant. Payments received in advance of the performance of services will be deferred until the products are delivered. We will use our judgment in assessing when revenue is realizable and earned, and record revenue based on the specific provisions of our contracts with third parties and our assessment of when collection is probable.

Intangible Assets

Intangible assets are prepaid distribution rights to certain portable energy products. These costs are capitalized and amortized using the straight-line method over the expected useful life of five years based upon management’s expectations relating to the life of the license rights and current competitive market conditions.

Impairment of Long-Lived Assets

Intangible assets are evaluated and reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Cell Power recognizes impairment of long-lived assets in the event the net book value of such assets exceeds the estimated future undiscounted cash flows attributable to such assets or the business to which such assets relate. If the sum of the expected undiscounted cash flows is less than the carrying value of the related asset, a loss is recognized for the difference between the fair value and the carrying value of the related asset. Such analyses necessarily involve significant judgment.

Results of Operations

The following discussion should be read in conjunction with the financial statements and notes thereto included elsewhere in this Form 8-K. For the quarter ended March 31, 2005, we had not conducted operations so comparisons are not presented with the quarter ended March 31, 2006.

Revenue

During the periods presented, Portagy generated no revenue. In July 2006, Portagy borrowed $64,000 against its first purchase order.

Cost of Revenue

Because Portagy generated no revenue, there were no costs associated under this category.

Salaries

Salaries, commissions and related taxes for the period from February 25, 2005 through December 31, 2006 were $128,308. For the quarter ended March 31, 2006, these expenses were $57,504.

Selling, General and Administrative Expenses

Portagy’s other selling, general and administrative expenses including interest expense for the period from February 25, 2005 (inception) to December 31, 2005 were $675,306. Other selling, general and administrative expenses for the quarter ended March 31, 2006 were $340,088. In addition, we incurred a financing fee for the issuance of common stock of $375,000 during the quarter ended March 31, 2006.

Net Loss Applicable to Common Stockholders

The net loss applicable to common stockholders of Portagy in 2005 was $803,614 and for the first quarter of 2006, the net loss applicable to common stockholders was $812,592.

Liquidity and Capital Resources

Portagy’s net cash used in operating activities in 2005 was $362,570 and $189,267 for the first quarter of 2006.

Portagy’s net cash used in investing activities was $204,288. No cash was used in investing activities by Portagy in the first quarter of 2006.

Portagy’s net cash provided by financing activities of Portagy in 2005 was $569,633 representing net funds raised by Portagy throughout the year. Portagy’s net cash provided by financing activities in the first quarter of 2006 was $186,500 in contrast to $20,000 in the first quarter of 2005.

We and Portagy continue to experience losses from operations, and without the receipt of substantial financing, we will not be able to remain in operation. Portagy received $64,000 in July 2006 which permitted it to meet certain of its obligations, including payment of two months in advance of compensation to its Chief Executive Officer and accounting fees required by  this Form 8-K. We and Portagy owe substantial funds to its founders and one of our directors which is described under “Related Party Transactions” in Item 7 of this Form 8-K. We intend to engage in a private placement of our securities as soon as practicable in order to provide working capital and funds available to repay this indebtedness. As of the date of this Form 8-K, our total indebtedness is $630,500. In addition, our total accounts and other payables, including our lawyers are $683,960. There can be no assurances that we will be successful in raising additional funds and that our business will begin to generate any cash flow.

New Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123R, “Share-Based Payment, an Amendment of FASB Statement No. 123.”  SFAS No. 123R requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees. SFAS No. 123R is effective for our first fiscal year beginning after December 15, 2005. The adoption of SFAS No. 123 will require additional accounting related to the income tax effects and additional disclosures regarding the cash flow effects resulting from share-based payment arrangements. We are in the process of evaluating the impact of this pronouncement on its financial statements.

In April 2005, the Securities and Exchange Commission’s Office of the Chief Accountant and its Division of Corporation Finance released Staff Accounting Bulletin (SAB) No. 107 to provide guidance regarding the application of SFAS No. 123R. SAB No. 107 provides interpretative guidance related to the interaction between Statement No. 123R and certain SEC rules and regulations, as well as the staff’s views regarding the valuation of share-based payment arrangements for public companies.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and SFAS No. 3.” This Statement replaces APB Opinion No. 20, “Accounting Changes,” and FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements,” and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed.

APB Opinion No. 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. This Statement requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, this Statement requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings (or other appropriate components of equity or net assets in the statement of financial position) for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, this Statement requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. This Statement shall be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. We do not believe that the adoption of SFAS No. 154 will have a significant effect on its financial statements.

On June 29, 2005, the FASB ratified EITF Issue No. 05-2, “The Meaning of ‘Conventional Convertible Debt Instrument’ in EITF Issue No. 00-19, ‘Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock.’”  EITF Issue No. 05-2 provides guidance on determining whether a convertible debt instrument is “conventional” for the purpose of determining when an issuer is required to bifurcate a conversion option that is embedded in convertible debt in accordance with SFAS No. 133. Issue No. 05-2 is effective for new instruments entered into and instruments modified in reporting periods beginning after June 29, 2005. The adoption of this pronouncement did not have a material effect on our financial statements.

In September 2005, the FASB ratified EITF Issue No. 05-7, “Accounting for Modifications to Conversion Options Embedded in Debt Instruments and Related Issues,” which addresses whether a modification to a conversion option that changes its fair value affects the recognition of interest expense for the associated debt instrument after the modification and whether a borrower should recognize a beneficial conversion feature, not a debt extinguishment if a debt modification increases the intrinsic value of the debt (for example, the modification reduces the conversion price of the debt). This issue is effective for future modifications of debt instruments beginning in the first interim or annual reporting period beginning after December 15, 2005. We are currently in the process of evaluating the effect that the adoption of this pronouncement may have on its financial statements.

In September 2005, the FASB ratified EITF Issue No. 05-8, “Income Tax Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature,” which discusses whether the issuance of convertible debt with a beneficial conversion feature results in a basis difference arising from the intrinsic value of the beneficial conversion feature on the commitment date (which is recorded in the shareholder’s equity for book purposes, but as a liability for income tax purposes), and, if so, whether that basis difference is a temporary difference under SFAS No. 109, “Accounting for Income Taxes.” This Issue should be applied by retrospective application pursuant to SFAS No. 154 to all instruments with a beneficial conversion feature accounted for under Issue 00-27 included in financial statements for reporting periods beginning after December 15, 2005. We are currently in the process of evaluating the effect that the adoption of this pronouncement may have on its financial statements.

Forward-Looking Statements

The statements in this Form 8-K relating to our ability to generate revenue, raise funds and the outcome of the pending litigation are forward-looking statements.

The results anticipated by any or all of these forward-looking statements might not occur. Important factors, uncertainties and risks that may cause actual results to differ materially from these forward-looking statements are contained in the Risk Factors which follow. We undertake no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For more information regarding some of the ongoing risks and uncertainties of our business, see the Risk Factors and our other filings with the Securities and Exchange Commission.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following factors and other information contained in these materials before you decide whether to invest. Prior to making an investment, prospective investors should carefully consider the following risk factors inherent in and affecting an investment in this offering. The risks described below are not meant to be exhaustive and are merely included in order to alert investors to the high degree of risk involved. Investors should discuss this matter with their financial or other advisor before purchasing the notes.

If any of the following risks actually occur, you may lose all or part of the money you paid to buy our common stock. There is no market for the Company’s shares of common stock and there is no guarantee that one will exist in the future. Thus, you should consider an investment herein only if you can afford to lose your entire investment.

Even if we raise substantial capital, we may not have sufficient capital to maintain our operations.

We have limited working capital and our liabilities substantially exceed our assets. We need to raise at least $1,000,000 to remain operational.

Since we are a start-up business, it is difficult to accurately predict our capital requirements. We have not finalized our business plan, and if our assumptions as to revenue or cost of sales are not accurate, we may require additional capital which may not be available to us on acceptable terms if at all.

Because we are a newly organized company, we may not be successful in operating our business.

Since we are a start-up business, predicting future operating results is difficult. In addition, our prospects must be considered in light of the risks and uncertainties we may encounter including our ability to:

•

Acquire and retain customers;

•

Build awareness and acceptance of our brand name and services in the community;

•

Access additional capital if required; and

•

Attract and retain key personnel.

For these reasons, our business strategy may not be successful.

Because we anticipate losses for the foreseeable future, investors should not purchase our common stock if they expect profitability during this period of time.

As a start-up business, we have incurred substantial losses since our inception. We have just commenced commercialization of our only product and need additional financing to order products under our new brand name, “Jump-It.” While we are trying to sell our existing inventory overseas, we are primarily relying upon third parties and even if we are able to sell all of our remaining inventory, we will not be profitable. Investors should not buy our common stock if they expect us to be profitable in the foreseeable future.

Because the products we are distributing were recently developed and have very limited sales history, we do not know whether they will be accepted by the marketplace.

Because our line of products has not been marketed except on a very limited basis, we cannot predict the extent of the market acceptance. It is difficult to accurately predict demand and market acceptance for our products. The process of developing a new product is complex and uncertain, and failure to anticipate customers’ changing needs could significantly harm our results of operations. We must make long-term investments and commit significant resources before knowing whether our predictions will eventually result in widespread acceptance by the marketplace. If the market for our products does not develop as quickly as we expect, or becomes more competitive, our future financial results will be adversely affected.

If we are unable to create consumer demand for our products, our future financial condition will be adversely affected and we may not remain operational.

The introduction of a new product in a competitive market is inherently risky and can impose strains upon a well capitalized company with substantial marketing personnel. For a company like us with one employee and no working capital, the task is that much harder. If we are unable to join with one or more effective distributors who are able to introduce our products to important retail channels and if either we or the distributors can not support our products with effective marketing, we may sustain significant losses and may not be able to remain operational.

Because we are dependent on revenue generated by one product line, we may be subject to many associated risks.

Our revenue will be based solely upon sales of our battery charging products. We do not currently plan to sell any other products which could serve to mitigate the risk of relying on a limited number of products. If our products do not meet sales expectations or if we experience delays in production, our results of operations will be materially harmed.

If we experience high return rates of our products due to defects or manufacturing problems, it will threaten the viability of our only product, create large losses and impair our ability to remain operational.

We are presently in the process of delivering our initial products for sale to the Russian market. We have not test marketed our products and have no experience in anticipating how well they will work once sold to consumers. If product defects develop and cause us to credit our customer for the products returned, we will sustain serious consequences including threatening our ability to continue selling it, create large losses, adversely impact our operating cash flow and our liquidity and impair our ability to raise the capital we need and remain operational.

We are relying on third parties to manufacture our products and are subject to a number of risks that can affect our ability to deliver the units.

We are purchasing our products directly from a manufacturer in China. Because we lack the ability to directly control manufacturing, we are subject to a number of risks including delays in delivery and future price increases. In addition, if the manufacturer encounters any financial or other difficulties in the future, we will be materially and adversely harmed.

Since our products are manufactured in China and we are planning to sell it in part overseas, we are subject to certain risks associated with foreign operations.

We are having our products manufactured for us in China. Additionally, we intend to distribute these products worldwide, except in Asia. As a result, a significant portion of our sales may be affected by the risks inherent in international operations, including political unrest, war or other hostilities, local laws and regulations, currency fluctuations, taxation, withholding requirements, the imposition of tariffs, and exchange controls or other restrictions. If we do not effectively manage these risks associated with our foreign activities, our business may suffer and we may be materially and adversely affected.

Since our products are manufactured in China, we face risks if China loses normal trade relations status with the United States.

Our products are being manufactured in China. On September 19, 2000, the United States Senate voted to permanently normalize trade with China, which provides a favorable category of United States import duties. In addition, on December 11, 2001 China was accepted into the World Trade Organization, a global international organization of 144 countries that regulates international trade. As a result of opposition to certain policies of the Chinese government, China’s growing trade surpluses with the United States, and the impact upon manufacturing jobs in the United States, there has been, and in the future may be, opposition to the extension of normal trade relations, or NTR, status for China. Additionally, political considerations, particularly with North Korea, could cause us to change our trade relationship with China. The loss of NTR status for China, changes in current tariff structures or adoption in the Unites States of other trade policies adverse to China could have an adverse effect on our business.

If competing technologies that outperform our products were developed and successfully introduced, then our product might not be able to compete effectively.

Rapid and ongoing changes in technology and product standards could quickly render our products less competitive, or even obsolete. Our products take about 10 minutes to start a car or truck. Thus, with changing technology, a competitor may introduce a competitive product that is able to start a car with a “dead” battery in less time which would give it a competitive edge. In such event, we may not be able to compete effectively.

Our principal competitors have greater financial and marketing resources than we do and they may therefore develop products similar or superior to ours or otherwise compete more successfully than we do.

We compete with companies which sell jumper cables and similar products and, to a lesser extent, with AAA and automobile manufacturers that provide road service during the warranty period. Our competitors have financial, technical, marketing, sales, manufacturing, distribution and other resources substantially greater than ours. In addition, these competitors could also develop a competing battery to jumpstart automobiles. There is also a risk that we may not be able to compete successfully against manufacturers of other types of batteries in any of our targeted applications.

We may not be able to effectively manage our growth.

Our strategy involves growing our business. Companies which experience rapid growth sometimes fail because they can not effectively manage their growth. If we fail to effectively manage our growth, our financial results could be adversely affected. Growth may place a strain on our management systems and resources. We must develop, refine and expand our business development capabilities, systems and processes. As we grow, we must continue to hire, train, supervise and manage new employees. If we are unable to manage our growth, our operations and our financial results could be adversely affected.

If we are unable to protect our proprietary technology, our business could be harmed.

AES has represented to us that it has all of the necessary intellectual property rights to permit it to exclusively distribute the battery charging products and assign rights to us. In November 2005, AES filed a provisional patent application which provides no protection, except that if a patent application is filed within one year, its priority dates back to the date of the filing of the provisional patent application. AES has not yet filed any patent application. We are uncertain as to whether the rights we received from AES give us any competitive advantage or are enforceable if they do provide such an advantage. Intellectual property litigation is subject to the normal uncertainties of litigation. If AES files a patent application and a patent is issued, the cost to defend the AES products against patent infringement or other intellectual property litigation by others could be substantial. We cannot assure you that a patent will be issued or we will be successful in any such litigation or have the financial resources to defend ourselves.

Intellectual property infringement claims brought against us could be time-consuming and expensive to defend, and if either of our products is found to be infringing, we may not be able to procure licenses to use patents necessary to our business at reasonable terms, if at all.

In recent years, there has been significant litigation in the United States involving patents and other intellectual property rights. While we currently are not engaged in any intellectual property litigation or proceedings, we may become involved in these proceedings in the future. In the future we may be subject to claims or inquiries regarding our alleged unauthorized use of a third party’s intellectual property. An adverse outcome in litigation could force us to do one or more of the following:

•

stop selling the product;

•

pay significant damages to third parties;

•

obtain from the owners of the infringed intellectual property right a license to sell or use the relevant technology, which license may not be available on reasonable terms, or at all; or

•

redesign those products or manufacturing processes that use the infringed technology, which may not be economically or technologically feasible.

Whether or not an intellectual property litigation claim is valid, the cost of responding to it, in terms of legal fees and expenses and the diversion of management resources, could be expensive and harm our business.

Since we intend to retain any earnings for development of our business for the foreseeable future, you will likely not receive any dividends.

We do not intend to pay any dividends in the foreseeable future, as we intend to retain any earnings for development and expansion of our business operations. As a result, you will not receive any dividends on your investment for an indefinite period of time.

Because Portagy became public through a reverse merger, we may be unable to attract brokerage firms to recommend our common stock.

By becoming public through a reverse merger, there was no broker-dealer which acted as an underwriter for our common stock recommending it to its customers and tying the firm’s reputation to our future success. For that reason, it may be more difficult for us to attract purchasers of our common stock in the open market which may affect our future stock price and make it harder for us to raise the necessary capital we require. This difficulty is compounded because securities analysts do not normally provide research including purchase recommendations of stocks which trade on the Over-the-Counter Bulletin Board. For these reasons, our future stock price may be depressed and we may encounter difficulties in raising the working capital we require.

Since Cell Power common stock will be subject to the penny stock rules, you may experience substantial difficulty in selling your shares.

Cell Power common stock is a penny stock. The SEC has established penny stock rules, which restrict the ability of brokers to solicit the sale of certain securities of companies whose assets, revenue, and/or stock prices fall below minimal thresholds. The penny stock rules limit the ability of a broker to solicit purchasers which reduces liquidity. They also generally require a broker to deliver a standardized risk disclosure document prior to a transaction in a penny stock. The broker must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. These additional requirements may hinder your ability to sell your common stock.

Because Cell Power common stock is not listed on a stock exchange or Nasdaq, investors may be unable to resell their shares.

Cell Power common stock is quoted on the NASD’s Over-the-Counter Bulletin Board which is less liquid than the New York Stock Exchange, the American Stock Exchange or The Nasdaq Stock Market. This may hinder your ability to sell your common stock. Accordingly, investors must be able to bear the financial risk of losing their entire investment

Because of the number of shares of our common stock available for sale now and those which will become available once we file a registration statement and it  becomes effective, investors may find that the shares will reduce the future market price of our common stock.

Almost all of our common stock outstanding prior to the Merger may be sold publicly, except that our former President and current director has agreed to limit his monthly sales to 50,000 shares of common stock for six months following the closing of the Merger. We have agreed to file a registration statement with the SEC to permit approximately (i) 16.3 million shares, (ii) approximately 9.4 million shares issuable upon exercise of warrants and (iii) an indeterminate number of shares issuable upon conversion of notes to be publicly sold. The large supply may depress the public market price of our shares, particularly once we file the registration statement.

RELATED PARTY TRANSACTIONS

In April through June 2006, Portagy borrowed money from one of its directors and its founders, as well as certain third parties. Details concerning the notes issued to the founders and the director are provided below:

Dates	Amount	Person	Terms
April 7, 2006	$50,000	James Davidson, a director of Portagy and now one of our directors	Exchanged for Cell Power 6% convertible note in connection with the Merger and convertible at one-half of the last sale price of our common stock as of the time of conversion. Due April 7, 2007.
April 7, 2006	$50,000	Founders	Exchanged for Cell Power 6% convertible note in connection with the Merger and convertible at one-half of the last sale price of our common stock as of the time of conversion. Due April 7, 2007.
April 13, 2006	$50,000	Founders	Exchanged for Cell Power 6% convertible note in connection with the Merger and convertible at one-half of the last sale price of our common stock as of the time of conversion. Due April 13, 2007.
April 18, 2006	$50,000	Founders	Exchanged for Cell Power 6% convertible note in connection with the Merger and convertible at one-half of the last sale price of our common stock as of the time of conversion. Due April 18, 2007.
May 8, 2006	$75,000	Investor	Exchanged for Cell Power 6% convertible note in connection with the Merger and convertible at one-half of the last sale price of our common stock as of the time of conversion. Due May 8, 2007.
Late June 2006	$13,000	James Davidson	Terms under discussion.
Late June 2006	$26,000	Two Founders	$13,000 lent by each of two founders. Terms under discussion.

The above May 8, 2006 loan repaid Mr. James Davidson and two of our founders for $25,000 loans they made earlier in May 2006. As additional consideration for these $25,000 loans, each of Mr. Davidson and the two founders received 180,000 shares of Portagy common stock which converted into 440,100 shares of our common stock that each received in connection with the Merger.

Effective July 1, 2005, Portagy entered into a two-year employment agreement with Mr. Todd S. Ruhalter employing him as its President in exchange for his salary of $125,000 per year together with certain bonuses based upon future performance. Portagy issued to Mr. Ruhalter 100,000 of its common stock and options to purchase 50,000 of its common stock at $0.75 per share vested prior to Mr. Ruhalter’s resignation in March 24, 2006. The remaining 100,000 options exercisable at a higher price expired upon his resignation. In November 2005, Portagy and Mr. Ruhalter amended his employment agreement retroactive to July 1, 2005, increasing his salary to $250,000 per year and replacing his prior grant of options to 300,000 options, including 100,000 exercisable at $0.75 per share which were vested upon his resignation. Additionally, in addition to the 100,000 shares of common stock of Portagy, Mr. Ruhalter received initially, Portagy issued him an additional 108,333 shares.

Effective July 15, 2005, Portagy entered into an employment agreement with Mr. Sean G. Mann employing him as its Vice President at an annual salary of $62,500 together with potential bonus compensation. Additionally, Portagy issued Mr. Mann 50,000 shares of common stock and 112,500 options. Portagy and Mr. Mann amended his agreement effective November 1, 2005, which amendment increased his annual compensation to $125,000 per year and granted him 300,000 options, including 100,000 exercisable at $0.75 per share which were vested as of the date of Mr. Mann’s resignation in about March 2006. Additionally, Portagy issued Mr. Mann 50,000 additional shares in November 2005 and Portagy agreed to issue Mr. Mann an additional 91,667 shares of its common stock in November 2005.

In May 2006, Portagy’s board of directors cancelled the common stock and options issued to Messrs. Ruhalter and Mann as a result of a lack of consideration and misrepresentation concerning the criminal record of Ruhalter.

In February 2006, Mr. James Davidson purchased 600,000 shares of Portagy Series A Preferred Stock for $40,000.

In March 2006, we effected a one-for-six reverse stock split effective as of the close of business on March 27, 2006. Because investors who had provided us with significant financing in 2004 had seen our common stock price decline rapidly since that 2004 financing, we elected to offer each of these investors who had not sold their shares and warrants the option to exchange their shares of common stock for a convertible note and cancellation of their warrants. As of June 30, 2006, the convertible notes converted back into common stock. A number of investors elected to take advantage of this exchange offer which resulted in our issuing $1,680,000 of convertible notes which converted as of June 30, 2006 into 2,240,000 shares of common stock. Mr. James Davidson, one of our directors who joined our board of directors in conjunction with the closing of the Merger, had been one of the 2004 investors and elected to take advantage of the exchange offer. Mr. Davidson received 160,000 shares of common stock when his note automatically converted.

Mr. Jacob Herskovits was our President, Treasurer and Secretary until the closing of the Merger and remains as one of our directors. As a condition of the Merger Agreement, Mr. Herskovits cancelled for no consideration 1,500,000 shares of our common stock.

On July 28, 2006 one of Portagy’s founders and one of its attorneys purchased a total of 750,000 shares of Portagy common stock for $7,500.

Legal Proceedings

In September 2005, we filed a complaint in the Superior Court of the State of California in Los Angeles County against E&S, which has the worldwide rights to distribute Cellboost.  As described in more detail in the Form 10-KSB we filed with the SEC for the year ended October 31, 2005, we acquired the rights of a third party which related to royalties by E&S and also granted the third party the right to serve as exclusive sub-distributor in Latin America. The complaint alleges that E&S purported to grant a third party the exclusive right to distribute Cellboost units in Latin America without our consent and that it falsified sales reports to reduce the reported number of units sold and the royalties owed to us.

In February 2006, the defendant’s motion to dismiss the complaint was granted in part, and we were granted leave to amend our original complaint.

We cannot assure you we will prevail in any of the claims set forth in the complaint. A determination of the claims, or any material part of them, that is adverse to us would have a material adverse effect on our business, operating results and financial condition.

Property

As stated above under “Employees,” prior to the Merger Superior provided an office to us and administrative and secretarial services. Since the closing of the Merger, we have been using the home office of our Chief Executive Officer, Mr. Charles Wiesel, as our office. Portagy’s prior management entered into an office lease in Woodland Hills, California, which lease was dated as of November 30, 2005. The lease was for a two-year period and the total rent for the 18,009 square feet over the two-year period was approximately $97,000. By a Surrender Agreement dated as of May 18, 2006, Portagy, acting through its new Chief Executive Officer, terminated the lease and agreed to pay a termination fee of $7,000 in addition to permitting the landlord to retain the security deposit of approximately $12,300.Of this $7,000, we have paid $3,000; the balance is due on August 1, 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of Cell Power’s voting stock beneficially owned as of August 11, 2006, immediately following the Merger, by (i) those persons known by Cell Power to be owners of more than 5% of Cell Power’s common stock, (ii) each director of Cell Power, (iii) our Chief Executive Officer, who is also Cell Power’s Treasurer and Secretary and (iv) all executive officers and directors of Cell Power as a group:

		Beneficial Ownership
Title of Class	Name and Address of Beneficial Owner(1)	Shares	Percentage
Common Stock	Charles Wiesel(2)(3)	489,000	*2.1%
Common Stock	James Davidson(4)(5)	4,675,098	20.1%
Common Stock	Michael J. O’Donnell(6)	0	0%
Common Stock	Jacob Herskovits(7)(8)	1,041,666	4.5%
Common Stock	Barry Honig(9)(10)	1,717,885	7.4%
Common Stock	Whalehaven Capital Fund Ltd. (11) (12)	1,833,750	7.9%
Common Stock	Michael and Beth Harris. (13) (14)	1,353,000	5.8%
Common Stock	Officers and Directors as a Group (4 persons)	6,205,764	21.0%

———————

(1)

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all securities beneficially owned by them. Beneficial ownership exists when a person has either the power to vote or sell our common stock. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days whether upon the exercise of options or otherwise.

(2)

An executive officer. Address is 9412 Oakmore Road, Los Angeles, CA 90035.

(3)

Includes 489,000 shares of common stock held by Bavli Group International, Inc. of which Mr. Wiesel is the principal shareholder. Does not include 4,401,000 shares of common stock issuable upon exercise of warrants held by Bavli Group International, Inc. which are not exercisable within 60 days from the date of this Report.

(4)

A director. Address is 6319 Olmi Landrith Drive, Alexandria, VA 22307.

(5)

Does not include 203,746 shares of common stock issuable upon exercise of warrants nor shares of common stock issuable upon conversion of a $50,000 promissory note convertible into common stock of Cell Power at 50% of the closing price of Cell Power common stock on the day prior to conversion, both of which are not exercisable within 60 days from the date of this Report.

(6)

Address is P.O. Box 3273, Orlando, FL 32802. Mr. O’Donnell will become a director following our compliance with SEC Rule 14f-1.

(7)

Address is c/o Cell Power Technologies, Inc., 9412 Oakmore Road, Los Angeles, CA 90035.

(8)

Includes 41,667 shares of common stock issuable upon exercise of options. Does not include 41,667 shares of common stock issuable upon exercise of options which are not exercisable within 60 days from the date of this Report.

(9)

Address is 595 S. Federal Highway, Suite 600, Boca Raton, FL 33432.

(10)

Held by GRQ Consultants, Inc., a corporation controlled by Mr. Honig. Does not include 701,515 shares of common stock issuable upon exercise of warrants nor shares of common stock issuable upon conversion of a convertible note each owned by GRQ Consultants, Inc, both of which are not exercisable within 60 days from the date of this Report.

(11)

Address is 3rd Floor, 14 Par-La-Ville Road P.O. Box HM1027, Hamilton HMDX Bermuda.

(12)

Does not include 1,833,750 shares of common stock issuable upon exercise of warrants which are not exercisable within 60 days from the date of this Report.

(13)

Address is c/o Harris Cramer LLP, 1555 Palm Beach Lakes Blvd., #310, West Palm Beach, FL 33401.

(14)

Does not include 366,750 shares of common stock issuable upon exercise of warrants nor shares of common stock issuable upon conversion of a convertible note, both of which are not exercisable within 60 days from the date of this Report..

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Listed below are two directors and the nominee to the board of directors whose appointment will be effective once we send our shareholders information which complies with SEC Rule 14f-1. In addition, we list below our executive officers. All directors serve one-year terms until each of their successors are duly qualified and elected. The officers are elected by the board of directors.

Name	Age	Position(s)
Charles Wiesel	42	Chief Executive Officer of Cell Power and Portagy
James Davidson	59	Director of Cell Power and Portagy
Jacob Herskovits	56	Director of Cell Power
Michael J. O’Donnell	55	Nominee to be a director of Cell Power and currently a director of Portagy

Charles Wiesel became Chief Executive Officer of Portagy on April 5, 2006 and became our Chief Executive Officer in connection with the closing of the Merger. Mr. Wiesel has been President of Bavli since January 2005. From November 2003 through July 2005, Mr. Wiesel was the Vice President of Business Development for Flyfone, Inc. From July 2002 through June 2003, he was VP of Business Development for Safecom Technology, Inc. From February 2001 through June 2002 he was the Vice President of Business Development for Immunotech Advanced Technologies Ltd.

James D. Davidson became a director of Cell Power at the time of the closing of Merger. Mr. Davidson has served as a director of Portagy since January 2006. Mr. Davidson is a private investor. Within the past five years, Mr. Davidson has served on the board of directors of the following public companies: BevSystems International, Inc., GeneMax Corp., MIV Therapeutics, Inc. and Power Channel, Inc. On  March  31,  2004,  an  involuntary  petition  under  Chapter  7 of the  U.S. Bankruptcy Code was filed against BevSystems  International,  Inc. in the United States  Bankruptcy  Court  for  the  Middle  District  of  Florida. On May 6, 2004, the United States Bankruptcy Court for the Middle District of Florida granted a motion by BevSystems International, Inc. to convert the Chapter 7 bankruptcy proceeding filed against the Company on March 31, 2004 to a Chapter 11 bankruptcy proceeding.

Jacob Herskovits was our Chief Executive Officer and President from November 2003 through the closing of the Merger. He also was a director of Cell Power during the same time frame and remains as a director. For more than the past five years, he has been a principal in the Brooklyn, New York based accounting firm of Isaac Sternheim & Co.

Michael J. O’Donnell was appointed a director of Portagy on April 5, 2006. At such time as we send our shareholders information which complies with SEC Rule 14f-1, Mr. O’Donnell shall join our board of directors. Michael J. O’Donnell has been the managing member and Chief Executive Officer of ALS, LLC and its affiliates, Advantage Services Group and Advantage Leasing & Staffing (“ALS”) since 1998. Based in the Orlando, Florida area, ALS has 12 offices in California, 11 in Florida and one in Texas and is a leading staffing company that employs approximately 10,000 people. ALS provides long-term and short-term flexible staffing, as well as performance-based insourcing and outsourcing solutions to a variety of companies including a leading overnight delivery service.

Committees of the Board of Directors

The board of directors has not established any committees inasmuch as the Merger has just occurred. Previously, our board of directors only had one member. No determination has been made by the board of directors as to whether either member or the nominee qualify as an SEC Audit Committee Financial Expert, although previously Mr. Herskovits concluded that he did not qualify.

Code of Ethics

We have adopted a Code of Ethics and Business Conduct for Officers, Directors and Employees that applies to all of our officers, directors and employees. A copy of such Code was filed as an exhibit to our Form 10-KSB for the period from September 22, 2003 (inception) to October 31, 2003. The board of directors intends to examine that Code of Ethics as soon as practicable and determine whether or not to retain it, modify it or replace it.

Involvement in Certain Legal Proceedings

We are not aware of any of our directors or executive officers who have, during the past five years:

•

had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

•

been convicted in a criminal proceeding or subject to a pending criminal proceeding,

•

been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities, or banking activities and

•

been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, with any resulting judgment not being reversed, suspended, or vacated.

Section 16(a) Reporting Compliance

Based upon our review of copies of all reports filed by executive officers pursuant to Section 16(a) of the Securities Exchange Act of 1934, we believe that there was full compliance during the year ended October 31, 2005.

Meetings of the Board of Directors

Our board of directors did not hold any meetings during the last full fiscal year.

EXECUTIVE/DIRECTOR COMPENSATION

The following table contains certain information regarding our Chief Executive Officer and Portagy’s Chief Executive Officer for the periods presented. No executive officer earned more than $100,000 per year in any fiscal year. Portagy was organized in February 2005 and has a December 31st fiscal year; our fiscal year is October 31st.

Summary Compensation Table

Long Term Compensation
		Annual Compensation			Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen- sation ($)	Restricted Stock Award(s) ($)	Securities Under- lying Options/ SARs (#)	LTIP Payouts ($)	(i) All Other Compen- sation ($)
Jacob Herskovits Chief Executive Officer of Cell Power	2005 2004 2003	$20,000 $120,000(1) —	— — —	— — —	— — —	— — —	— — —	— — —
Todd Ruhalter Former President of Portagy	2005 2004 2003	$83,333 — —	— — —	— — —	208,333(1) — —	300,000(2) — —	— — —	— — —

———————

(1)

Represents shares of Portagy common stock, which shares were cancelled by resolution of the board of directors in May 2006.

(2)

Represents Portagy options of which 100,000 were vested as of the time of Mr. Ruhalter’s resignation and the balance expired. The 100,000 vested options were cancelled by resolution of the board of directors in May 2006.

Option/SAR Grants During 2005

We did not grant any stock options to Mr. Herskovits during the year ended October 31, 2005. Information concerning the option grants to Mr. Ruhalter by Portagy during the year ended December 31, 2005 is contained in the Summary Compensation Table above.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

(a)	(b)	(c)	(d)	(e)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at FY-End (#) Exercisable/ Unexercisable	Value of Unexercised In-the Money Options/SARs at FY-End ($) Exercisable/ Unexercisable
Jacob Herskovits	0	0	125,000/375,000(1)	$0/0
Todd Ruhalter	0	0	100,000/300,000(2)	Not applicable because of the absence of a trading market.

———————

(1)

Based upon the difference between the exercise price of such options and the closing price of the common stock ($0.07) on October 31, 2005, as reported by the Over-the-Counter Bulletin Board, no options held by Jacob Herskovits were in-the-money.

(2)

Represents options to purchase Portagy common stock.

Executive Employment Agreements

Effective April 1, 2006, Portagy entered into a two-year employment agreement with Mr. Charles Wiesel employing him on a full-time basis, although it specifically permitted him to work as an executive for Bavli. Mr. Wiesel receives an annual salary from Portagy of $150,000 per year and is reimbursed for expenses incurred in connection with using his home as Portagy’s office up to $500 per month.

Mr. Jacob Herskovits was employed by us under a three-year employment agreement effective November 1, 2003. In December 2004, we amended the agreement so that beginning in 2005 he was not entitled to a salary. His employment terminated upon the closing of the Merger. Mr. Herskovits received 375,000 options to purchase our common stock of which 125,000 vested and the balance expired upon termination of his agreement.

Compensation of Directors

At the present time we do not pay our directors for attending meetings of the board of directors. We have no standard arrangement pursuant to which our directors are compensated for any services provided as a director, except to implement an equity compensation plan.

Item 3.02

Unregistered Sales of Equity Securities

The table below sets forth all of the unregistered sales of securities by Portagy.

Date	Securities Issued	Consideration Received
May 2, 2005	2,250,000 shares of Series A Preferred Stock	$30,000
June 7, 2005	300,000 shares of common stock and 300,000 warrants exercisable at $0.10 per share	$3,000
June 15, 2005	2,250,000 warrants, exercisable at $0.10 per share	Part of $30,000 referred to above
July 8, 2005	750,000 shares of common stock and 750,000 warrants, exercise price of $0.10 per share	$350,000
July 20, 2005	5,000,000 shares of common stock(1)	Part of the consideration paid by Portagy for an amendment to the Zibo Purchase Agreement.
August 18, 2005

100,000 shares of common stock(2)
and 150,000 options (2)

•

50,000 exercisable at
$0.75 per share, vesting
January 1, 2006

•

50,000 exercisable at
$1.00 per share, vesting
July 1, 2006 and

•

50,000 exercisable at
$1.25 per share, vesting
January 1, 2007.

		Part of consideration paid by Portagy as part of an employment agreement

August 18, 2005

50,000 shares of common stock(3)
and 112,500 options (3)

•

37,500 exercisable at
$0.75 per share, vesting
January 15, 2006

•

37,500 exercisable at
$1.00 per share, vesting
July 15, 2006 and

•

37,500 exercisable at
$1.25 per share, vesting
January 15, 2007.

		Part of consideration paid by Portagy as part of an employment agreement
December 15, 2005	200,000 shares of common stock and 400,000 warrants exercisable at $.75 per share	Part of the consideration paid by Portagy under the Bavli Agreement
December 16, 2005 through January 3, 2006	749,997 shares of common stock and 379,160 warrants, exercise price of $0.75 per share	$225,000
February 10, 2006	500,000 shares of common stock and 8% $17,500 demand promissory notes	$17,500
February 10, 2006	600,000 shares of Series A Preferred Stock	$40,000
February 24, 2006

141,667 shares of common stock(4)
and 187,500 options (4)

•

62,500 exercisable at
$0.75 per share, vesting
January 15, 2006

•

62,500 exercisable at
$1.00 per share, vesting
July 15, 2006 and

•

62,500 exercisable at
$1.25 per share, vesting
January 15, 2007.

		Consideration paid for amendment of an employment agreement
March 3, 2006	750,000 shares of common stock and 8% $104,000 demand promissory notes	$104,000
March 14, 2006	500,000 shares of common stock	Cancellation of $17,500 in legal fees owed by Portagy
March 14, 2006

108,333 shares of common stock(5)
and 150,000 options (5)

•

50,000 exercisable at
$0.75 per share, vesting
Jan 1, 2006,

•

50,000 exercisable at
$1.00 per share, vesting
July 1, 2006 and

•

50,000 exercisable at
$1.25 per share, vesting
January 1, 2007.

		Consideration paid for amendment of an employment agreement

April 7, 2006 through April 18, 2006

6% $200,000 convertible promissory
notes – convertible by dividing the
amount of principal and accrued
interest by one-half of the last sale
price of the Portagy’s common stock
prior to the date of conversion.

		$150,000 and the cancellation of $50,000 in fees owed by Portagy
April 15, 2006	1,400,000 warrants, exercisable at $0.75 per share	Part of the consideration paid under the Bavli Agreement and consideration paid for amendment of the Bavli Agreement
May 8, 2006

6% $75,000 convertible promissory
note – convertible by dividing the
amount of principal and accrued
interest by one-half of the last sale
price of the Portagy’s common stock
prior to the date of conversion.

		Cancellation $75,000 of other demand notes
May 31, 2006	$75,000 demand promissory notes and 540,000 shares of common stock	$75,000
May 31, 2006	$5,000 demand promissory note and 25,000 shares of common stock	$5,000
June 26, 2006	$39,000 demand promissory notes plus additional equity consideration as the board of directors of Portagy deems appropriate	$39,000
July 13, 2006	$70,000 promissory notes and 51,446 warrants, exercisable at $0.34 per share	$64,000

———————

(1)

As a result of the events more fully described in the section called “Portagy’s Agreement with Zibo,” on May 31, 2006, Portagy’s board of directors cancelled its common stock issued to ZAP and Zibo.

(2)

As a result of the events more fully described in the section called “Related Party Transactions,” in May 2006, Portagy’s board of directors canceled the 100,000 shares of common stock and 50,000 of options issued to Mr. Todd Ruhalter. Of the 150,000 options, only 50,000 needed to be canceled as the other 100,000 expired upon his resignation.

(3)

As a result of the events more fully described in the section called “Related Party Transactions,” in May 2006, Portagy’s board of directors canceled the 50,000 shares of common stock and 37,500 of options issued to Mr. Sean Mann. Of the 112,500 options, only 37,500 needed to be canceled as the other 75,000 expired upon his resignation.

(4)

As a result of the events more fully described in the section called “Related Party Transactions,” in May 2006, Portagy’s board of directors canceled the 108,333 shares of common stock and 50,000 of options issued to Mr. Ruhalter. Of the 150,000 options, only 50,000 needed to be canceled as the other 100,000 expired upon his resignation.

(5)

As a result of the events more fully described in the section called “Related Party Transactions,” in May 2006, Portagy’s board of directors canceled the 141,667 shares of common stock and 62,500 of options issued to Mr. Mann. Of the 187,500 options, only 62,500 needed to be canceled as the other 125,000 expired upon his resignation.

Set forth below is certain information concerning sales by us of unregistered securities:

•

From September 2005 through September 2006 we issued 1,280,000 warrants, including 100,000 post reverse split to a lender in exchange for various loans. In late July 2006, we cancelled the warrants, which were exercisable at $0.05 per share, and issued the lender 500,000 shares of our common stock.

•

In July 2006, we issued 750,000 shares of Cell Power common stock in exchange for payments totaling $7,500.

For securities issued in the Merger, reference is made to the disclosure set forth under Item 2.01 of this Report, which disclosure is incorporated herein by reference.

All of the above securities were issued by Portagy and us pursuant to the exemptions from registration provided by Section 4(2) of the Securities Act of 1933 and Regulation D promulgated thereunder.

DESCRIPTION OF SECURITIES

We are authorized to issue 100,000,000 shares of common stock, no par value, of which 23,277,673 shares are currently issued and outstanding. The holders of our common stock are entitled to one vote for each share held of record on each matter submitted to a vote of shareholders. Cumulative voting for election of directors is not permitted. Subject to the prior rights of any series of preferred stock, holders of common stock are entitled to receive ratably any dividends that may be declared by the board of directors out of legally available funds, and, in the event of our liquidation, dissolution or winding up, are entitled to share ratably in all assets remaining after payment of liabilities. We presently do not have any authority to issue preferred stock. Holders of common stock have no preemptive rights or rights to convert their common stock into any other securities. The outstanding common stock is validly issued, fully paid and nonassessable.

Anti-Takeover Effects of Florida Law

We have elected not to be subject to the “control share acquisition” provisions of Section 607.0902 of the Florida Business Corporation Act which generally provides that shares purchased in a “control share acquisition” will not possess any voting rights unless such voting rights are approved by a majority of the corporation’s disinterested shareholders. In general, a “control share acquisition” is an acquisition, directly or indirectly, by any person of ownership of, or the power to direct the exercise of voting power with respect to, more than 20% of the voting power of a publicly held Florida corporation in the election of directors.

We are subject to the “affiliated transactions” provisions of Section 607.0901 of the Florida Business Corporation Act which generally provides that any “affiliated transaction” with an “interested shareholder” must be approved by two thirds of the voting shares other than the shares beneficially owned by the interested shareholder. An “interested shareholder” is any person who is the beneficial owner of more than 10 percent of the outstanding voting shares of the corporation. An affiliated transaction includes, but is not limited to, any merger or consolidation of the company with the interested shareholder; sales, leases, pledges of assets representing more than 5 percent of the fair market value of the assets of the corporation to the interested shareholder; the issuance of any shares of the corporation representing more than 5 percent of the fair market value of all the outstanding shares of the corporation to the interested shareholder; or the adoption of any plan for the liquidation or dissolution of the corporation proposed by or pursuant to an agreement with the interested shareholder.

Indemnification and Liability of Directors

Section 607.0850 of the Florida Business Corporation Act authorizes a corporation to provide indemnification to a director, officer, employee or agent of the corporation against expenses reasonably incurred by him in connection with a proceeding to which he or she is a party by reason of the fact that he or she was or is a director, officer, employee or agent of the corporation, if such party acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that with respect to any action which results in a judgment against the person and in favor of the corporation or with respect to an action in which it is determined that the person derived an improper personal benefit, the corporation may not indemnify unless a court determines that the person is fairly and reasonably entitled to the indemnification. Section 607.0850 of the Florida Business Corporation Act further provides that indemnification shall be provided if the party in question is successful on the merits. We intend to enter into indemnification agreements with our officers and directors as soon as practicable providing indemnification to our officers and directors under Florida.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 9.01

Financial Statements and Exhibits

(a)

Financial Statements of Business Acquired

In accordance with Item 9.01(a), Portagy’s audited financial statements for the fiscal year ended December 31, 2005 and Portagy’s unaudited financial statements for the three month interim periods ended and March 31, 2006 and 2005 are filed with this Report as Exhibit 99.1

(b)

Pro Forma Financial Information

In accordance with Item 9.01(b), our pro forma financial statements are filed with this Report as Exhibit 99.2

(d)

Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of March 17, 2006 (1)(2)
2.2	First Amendment to the Merger Agreement(2)
2.3	Second Amendment to the Merger Agreement(2)
2.4	Third Amendment to the Merger Agreement(2)
2.5	Fourth Amendment to the Merger Agreement(2)
2.6	Fifth Amendment to the Merger Agreement(2)
3.1	Certificate of Incorporation(3)
3.2	Amendment to the Certificate of Incorporation(4)
3.3	Bylaws(1)
10.1	Exclusive Licensing Agreement, dated December 16, 2005, by and between Portagy Corp and Bavli Group International, Inc.
10.2	Amendment to the Exclusive Licensing Agreement
10.3	Exclusive Supply and Distribution Agreement, dated December 13, 2005, by and among Portagy Corp. and Automotive Energy Systems, LLC
10.4	Amendment to the Exclusive Supply and Distribution Agreement
10.5	Employment Agreement, dated April 1, 2006, by and among Portagy Corp. and Charles Wiesel
10.6	Services Agreement, dated April 10, 2006, by and among Portagy Corp. and Triple D Holding Company
10.7	Form of Warrant
10.8	Form of Warrant
10.9	Form of Convertible Note
10.10	Form of Registration Rights Agreement
99. 1

Portagy Corp.’s audited financial statements as of December 31, 2005 and for the period from February 25, 2005 (inception) to December 31, 2005 and unaudited financial statements for the three months ended March 31, 2006 and 2005

99.2

Unaudited pro forma condensed combined balance sheet as of March 31, 2006, statement of operations for the three months ended March 31, 2006 and statement of operations for the year ended December 31, 2005.

———————

(1)

Incorporated by reference from the issuer’s Form 10-QSB for the quarter ended April 30, 2006.

(2)

The representations and warranties in the Merger Agreement and any amendments thereto are only for the benefit of the parties to that Merger Agreement and are not representations and warranties upon which any investor may rely.

(3)

Incorporated by reference from the issuer’s Form 10-QSB for the quarter ended July 31, 2004.

(4)

Incorporated by reference from the issuer’s Form 10-KSB for the year ended October 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned thereunto duly authorized.

Date:   August 14, 2006

CELL POWER TECHNOLOGIES, INC.
By:	/s/ CHARLES WIESEL
Charles Wiesel,
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of March 17, 2006 (1)(2)
2.2	First Amendment to the Merger Agreement(2)
2.3	Second Amendment to the Merger Agreement(2)
2.4	Third Amendment to the Merger Agreement(2)
2.5	Fourth Amendment to the Merger Agreement(2)
2.6	Fifth Amendment to the Merger Agreement(2)
3.1	Certificate of Incorporation(3)
3.2	Amendment to the Certificate of Incorporation(4)
3.3	Bylaws(1)
10.1	Exclusive Licensing Agreement, dated December 16, 2005, by and between Portagy Corp and Bavli Group International, Inc.
10.2	Amendment to the Exclusive Licensing Agreement
10.3	Exclusive Supply and Distribution Agreement, dated December 13, 2005, by and among Portagy Corp. and Automotive Energy Systems, LLC
10.4	Amendment to the Exclusive Supply and Distribution Agreement
10.5	Employment Agreement, dated April 1, 2006, by and among Portagy Corp. and Charles Wiesel
10.6	Services Agreement, dated April 10, 2006, by and among Portagy Corp. and Triple D Holding Company
10.7	Form of Warrant
10.8	Form of Warrant
10.9	Form of Convertible Note
10.10	Form of Registration Rights Agreement
99. 1

Portagy Corp.’s audited financial statements as of December 31, 2005 and for the period from February 25, 2005 (inception) to December 31, 2005 and unaudited financial statements for the three months ended March 31, 2006 and 2005

99.2

Unaudited pro forma condensed combined balance sheet as of March 31, 2006, statement of operations for the three months ended March 31, 2006 and statement of operations for the year ended December 31, 2005.

———————

(1)

Incorporated by reference from the issuer’s Form 10-QSB for the quarter ended April 30, 2006.

(2)

The representations and warranties in the Merger Agreement and any amendments thereto are only for the benefit of the parties to that Merger Agreement and are not representations and warranties upon which any investor may rely.

(3)

Incorporated by reference from the issuer’s Form 10-QSB for the quarter ended July 31, 2004.

(4)

Incorporated by reference from the issuer’s Form 10-KSB for the year ended October 31, 2005.